Exhibit 10.5

SURVEYMONKEY

FY18 SALES INCENTIVE PLAN

(Effective January 1, 2018 and subject to the FY18 Sales Incentive Plan Policies, Terms and Conditions)

Sales Executive

Plan Contents:

•	This Plan Design & Acknowledgement Sheet (the “Details Sheet”)

•	The Plan Policies, Terms, and Conditions (the “Plan Rules”)

Plan Overview

SurveyMonkey’s Leadership is excited to have you on board and is pleased to present you with your FY18 Sales Incentive Plan, which is comprised of this document and the Plan Rules (the “Plan”). This is an exciting time to be at SurveyMonkey as we accelerate growth through building relationships with new and existing partners.

Our FY18 plan goals include the following:

a)	align to company sales strategy and compensation philosophy

b)	reflect company revenue and profitability goals

c)	compensate individuals for their contribution to the business

d)	be market competitive and pay for performance to attract and retain high caliber sales talent

This document must be read together with the Plan Rules. If there is any inconsistency between this document and the Plan Rules, this document will prevail to the extent of any inconsistency.

Plan Components

Your On-Target Earnings (“OTE”) is comprised of:

•	Base Salary

•	Commission-based Target Incentive (“TI”)

The “Self-Serve Bookings” include SurveyMonkey, Wufoo and Audience core, platform & integrations and total solutions.

The “Corporate Sales Bookings” refers to new business and renewals for SurveyMonkey Enterprise, TechValidate, CX, Engage and Apply.

Table 1: Plan Components

Performance Measure	Mechanic	Performance Period	Payout Frequency
Corporate Sales Bookings (80%)	Commission Formula	Quarterly	Monthly
Self-Serve Bookings (20%)	Commission Formula	Quarterly	Monthly

CONFIDENTIAL	SurveyMonkey Inc (US)

Plan Measure Details

A Transaction is “Booked” when it fulfills all of the following criteria:

1) the Terms & Conditions of the transaction have been approved by the Company’s legal department

2) the Company’s Finance department has approved the transaction; and

3) the Company has received a copy of the fully executed sales agreement.

Please see the Plan Rules for the terms governing definitions, crediting, splits, un-earnable commissions (de-bookings), reassignments, and new-hire practices.

Your commission payout is calculated by multiplying three things: 1) Percentage Attainment, 2) Accelerator Rate at that Percentage Attainment, and 3) Target Incentive (TI). The rate depends on level of total attainment. For attainment from 0-100% of Quota, the accelerator rate is 1.0x. For all attainment above 100%, the accelerator rate is 1.5x. Please see below for an example payout.

Table 2 below provides the commission rates for each tier.

Table 2: Measure Commission Rate Table

Quota Attainment	Target Incentive	Accelerator Rate
0%	100%	1x
>100%		1.5x

Monthly Payout Calculation Example

Example: $25M Annual Quota for Corporate Sales Bookings with $100K Annual Target Incentive and 80% measure weighting. $100M Annual Quota for Self-Serve Bookings with 20% measure weighting. Booked Corporate Sales of $2.5M and Self-Serve of $10M in January.

Calculation Example:

Step 1. Calculate your weighted incentive.

$100,000 Annual Incentive x 80% Measure Weighting = $80,000

$100,000 Annual Incentive x 20% Measure Weighting = $20,000

Step 2. Calculate your commission payout in each tier of attainment based on your accelerator rates, then sum for total commission payout.

Bookings		%QA		Rate		Weighted Target Incentive		Commission Earned in January
$2.5M	=	10%	x	1x	x	$80,000.00	=	$8,000.00
$10M	=	20%	X	1x	x	$20,000.00	=	$4,000.000
$12.5M								$12,000.00

Remaining Contract Value (RCV) Example

QV for multi-year Subscriptions or non-subscription products and services

CONFIDENTIAL	SurveyMonkey Inc (US)

•	If the Transaction consists of the Sale of a Subscription, the QV for that Transaction will be the Actual Contract Value (ACV). If the Transaction consists of the Renewal of a Subscription, the QV for the Transaction will be for the Net Increase in Value of the first 12 months of fees of the renewal term only. No QV is attained for fees beyond the ACV, but commissions are earned at the non-accelerated base rate on the Remaining Contract Value (RCV).

Example: A customer purchases a three-year Subscription. The first year is priced at $30,000 and the second and third years are priced at $60,000 each. A Total Contract Value

Year 1	Year 2	Year 3	TCV	TCT	ACV/QV	RCV
$30,000	$60,000	$60,000	$150,000	3	$50,000	$100,000

(TCV) of $150,000 / 3 year TCT= $50,000 ACV.

In this example, the QV is $50,000. This is the value of a Transaction eligible to be counted towards your attainment of QV. The RCV is $100,000. It is not included in QV, is ineligible for accelerators, and commissions are paid on that amount at the base rate.

If the Transaction is for the Sale of a product or service other than a Subscription, the QV for that Transaction will be for the ACV only, no additional commissions will be earned beyond that amount.

Sales Executive

Employee Information and Total Pay Details

Employee Name	John Schoenstein	Period	Annual
Role Title	Sales Executive	Base Salary	$325,000
Business Title	Chief Sales Officer	Target Incentive	$325,000
Office	San Mateo	On Target Earnings	$650,000
Plan Effective Date	January 1, 2018	Target Pay Mix	50/50
Salary Effective Date	February 1, 2018

Payments under the Plan may be subject to limitations, deductions, and withholding taxes.

CONFIDENTIAL	SurveyMonkey Inc (US)

Quota Details

Measure	Quarter	Quota
Corporate Sales Bookings	Q1	$[***]
	Q2	$[***]
	Q3	$[***]
	Q4	$[***]

	TOTAL	$[***]

Self-Serve Bookings	Q1	$[***]
	Q2	$[***]
	Q3	$[***]
	Q4	$[***]

	TOTAL	$[***]

Commission Rate Details

Quota Attainment	Target Incentive	Accelerator Rate
0%	100%	1x
>100%		1.5x

Approval / Acceptance

The Plan is effective on January 1, 2018 and, subject to the Plan Rules, will replace, cancel and supersede any and all prior compensation plans or arrangements in effect. The Salary portion of this Plan is effective on February 1, 2018.

Your participation in the Plan does not give you any right to continued employment with SurveyMonkey.

The Plan, including target incentive amounts and quotas, may be varied, amended, withdrawn or cancelled at any time in the absolute discretion of SurveyMonkey upon written notice to you from SurveyMonkey. However, no Plan Amendments to this Plan will have a retroactive effect on any Closed Transactions and such Transactions shall be subject to the terms and conditions in effect at the time the Booked Transaction converted to a Closed Transaction.

By signing below, you acknowledge and agree that:

•	you have read and understood the Plan, and accept and agree to be bound by its terms;

•	any future commissions advanced under the Plan will be reduced by the pre-paid amount of any prior un-earnable commissions. If your employment with the Company is terminated for any reason before the un-earnable amount has been fully repaid to the Company, then you will be responsible for the repayment of any outstanding amount; and

•	you have had the opportunity to confer with an independent legal advisor in advance of signing below, and have either obtained such advice or declined to do so.

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL	SurveyMonkey Inc (US)

Acknowledged & Agreed:

Plan approved by:	Name	Signature	Date (m/d/y)
Director, Sales Operations	Aditi Mahajan	/s/ Aditi Mahajan

Plan approved by:	Name	Signature	Date (m/d/y)
CEO	Zander Lurie	/s/ Zander Lurie

Participant:	Name	Signature	Date (m/d/y)
Chief Sales Officer	John Schoenstein	/s/ John Schoenstein

Plan approved by:	Name	Signature	Date (m/d/y)
Controller	Dharti Patel	/s/ Dharti Patel

5